Exhibit 10.2
Restricted Share Agreement
Date of Grant: __________
          WHEREAS, ____________ (hereinafter called the “Grantee”) is a key associate of Diebold, Incorporated (hereinafter called the “Corporation”); and
          WHEREAS, the execution of a Restricted Share Agreement (hereinafter called the “Agreement”) substantially in the form hereof has been authorized by a resolution of the Board of Directors of the Corporation duly adopted on ____________.
          NOW, THEREFORE, the Corporation, pursuant to its 1991 Equity and Performance Incentive Plan (As Amended and Restated as of April 13, 2009) (the “Plan”), grants to the Grantee, as of ____________(the “Date of Grant”), a total of ____________ Common Shares of the Corporation (the “Restricted Shares”) subject to the terms and conditions of the Plan and the following terms, conditions, limitations and restrictions:
     1. The Restricted Shares subject to this grant shall be fully paid and nonassessable and shall be represented by a certificate or certificates registered in the Grantee’s name, endorsed with an appropriate legend referring to the restrictions hereinafter set forth. The Grantee shall have all the rights of a shareholder with respect to such Restricted Shares, including the right to vote the Restricted Shares and to receive all dividends paid thereon, provided that such Restricted Shares, together with any additional shares which the Grantee may become entitled to receive by virtue of a share dividend, a merger or reorganization in which the Corporation is the surviving corporation or any other change in capital structure, shall be subject to the restrictions hereinafter set forth.
     2. The Restricted Shares subject to this grant may not be sold, exchanged, assigned, transferred, pledged or otherwise disposed of by the Grantee except to the Corporation until three (3) years have elapsed from the Date of Grant, except that the Grantee’s rights with respect to such Restricted Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer in violation of the provisions of this Section 2 shall be void, and the purported transferee shall obtain no rights with respect to such Restricted Shares. The Corporation in its sole discretion, when and as permitted by the Plan, may waive the restrictions on transferability with respect to all or a portion of the Restricted Shares subject to this grant.
     3. All the Restricted Shares subject to this grant shall be forfeited by the Grantee if the Grantee’s employment with the Corporation is terminated before the third (3rd) anniversary of the Date of Grant voluntarily on the Grantee’s part or if at any time the Grantee engages in Detrimental Activity (as hereinafter defined).

     4. If, however, the Grantee’s employment with the Corporation is terminated before the third (3rd) anniversary of the Date of Grant as a result of the Grantee’s death or permanent total disability or if the Grantee is terminated without Cause, provided the Grantee has not engaged in Detrimental Activity, the restrictions provided in Section 2 and 3 hereof shall thereupon lapse and terminate.
     5. During the period in which the transferability and forfeiture restrictions provided in Sections 2 and 3 hereof are in effect, the certificates representing the Restricted Shares covered by this grant shall be retained by the Corporation, together with the accompanying stock power signed by the Grantee and endorsed in blank.
     6. (a) In the event of (i) a “Change in Control” as hereinafter defined after the Date of Grant, and (ii) prior to the end of the period referred to in Sections 2 and 3 above the Grantee’s employment with the Corporation or a Subsidiary is terminated by the Grantee as a “Termination for Good Cause” or the Grantee is terminated by the Corporation other than as a termination for “Cause,” then the restrictions on the Restricted Shares subject to this grant provided in Sections 2 and 3 hereof shall thereupon lapse and terminate. Notwithstanding anything in this Section 6 to the contrary, in connection with a Business Combination the result of which is that the Corporation Common Stock and Voting Stock is exchanged for or becomes exchangeable for securities of another entity, cash or a combination thereof, if the entity resulting from such Business Combination does not assume the Restricted Shares evidenced hereby and the Corporation’s obligations hereunder, or replace the Restricted Shares evidenced hereby with a substantially equivalent security of the entity resulting from such Business Combination, then the Restricted Shares evidenced hereby shall become immediately nonforfeitable as of immediately prior to such Business Combination.
          (b) For the purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if any of the following events shall occur:
(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either: (A) the then-outstanding shares of common stock of the Corporation (the “Corporation Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (“Voting Stock”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary of the Corporation, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 6(b); or
(ii) Individuals who, as of the date hereof, constitute the Board (as modified by this subsection (ii), the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Corporation Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Corporation Common Stock and Voting Stock of the Corporation, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the

Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or
(iv) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.
          (c) For the purposes of this Agreement, “Termination for Good Cause” means the Grantee’s termination of the Grantee’s employment with the Corporation or a Subsidiary as a result of the occurrence of any of the following:
(i) a change in the Grantee’s principal location of employment that is greater than fifty (50) miles from its location as of the date hereof without the Grantee’s consent; provided, however, that the Grantee hereby acknowledges that the Grantee may be required to engage in travel in connection with the performance of the Grantee’s duties hereunder and that such travel shall not constitute a change in the Grantee’s principal location of employment for purposes hereof;
(ii) a material diminution in the Grantee’s base compensation;
(iii) a change in the Grantee’s position with the Corporation without the Grantee’s consent such that there is a material diminution in the Grantee’s authority, duties or responsibilities; or
(iv) any other action or inaction that constitutes a material breach by the Corporation of the agreement under which the Grantee provides services.
Notwithstanding the foregoing, the Grantee’s termination of the Grantee’s employment with the Corporation as a result of the occurrence of any of the foregoing shall not constitute a “Termination for Good Cause” unless (A) the Grantee gives the Corporation written notice of such occurrence within ninety (90) days of such occurrence and such occurrence is not cured by the Corporation within thirty (30) days of the date on which such written notice is received by the Corporation and (B) the Grantee actually terminates his or her employment with the Corporation prior to the three hundred sixty-fifth (365th) day following such occurrence.
     7. If the Grantee, either during employment by the Corporation or a Subsidiary or within one year after termination of such employment, shall engage in any Detrimental

Activity, and the Board shall so find, and (except for any Detrimental Activity described in Section 7(c)(v)(B)) the Grantee shall not have ceased all Detrimental Activity within 30 days after notice of such finding given within one year after commencement of such Detrimental Activity, the Grantee shall:
          (a) Return to the Corporation all Restricted Shares that the Grantee has not disposed of that became nonforfeitable pursuant to this Agreement within a period of one year prior to the date of the commencement of such Detrimental Activity, and
          (b) With respect to any Restricted Shares that the Grantee has disposed of that became nonforfeitable pursuant to this Agreement within a period of one year prior to the date of the commencement of such Detrimental Activity, pay to the Corporation in cash the value of such Restricted Shares on the date such Restricted Shares became nonforfeitable. To the extent that such amounts are not paid to the Corporation, the Corporation may set off the amounts so payable to it against any amounts that may be owing from time to time by the Corporation or a Subsidiary to the Grantee, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.
          (c) For purposes of this Agreement, the term “Detrimental Activity” shall include:
(i) Engaging in any activity as an employee, principal, agent or consultant for another entity, and in a capacity, that directly competes with the Corporation or any Subsidiary in any actual product, service, or business activity (or in any product, service, or business activity which was under active development while the Grantee was employed by the Corporation if such development is being actively pursued by the Corporation during the one-year period first referred to in this Section 7) for which the Grantee has had any direct responsibility and direct involvement during the last two years of his or her employment with the Corporation or a Subsidiary, in any territory in which the Corporation or a Subsidiary manufactures, sells, markets, services, or installs such product or service, or engages in such business activity.
(ii) Soliciting any employee of the Corporation or a Subsidiary to terminate his or her employment with the Corporation or a Subsidiary.
(iii) The disclosure to anyone outside the Corporation or a Subsidiary, or the use in other than the Corporation or a Subsidiary’s business, without prior written authorization from the Corporation, of any confidential, proprietary or trade secret information or material relating to the business of the Corporation and its Subsidiaries, acquired by the Grantee during his or her employment with the Corporation or its Subsidiaries or while acting as a consultant for the Corporation or its Subsidiaries thereafter.
(iv) The failure or refusal to disclose promptly and to assign to the Corporation upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Grantee during employment by the Corporation and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Corporation or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Corporation or any Subsidiary to secure a patent where appropriate in the United States and in other countries.
(v) Activity that results in termination for Cause. For the purposes of this Section 7, Section 6 and Section 4, termination for “Cause” shall mean a termination:
     (A) due to the Grantee’s willful and continuous gross neglect of his or her duties for which he or she is employed, or
     (B) due to an act of dishonesty on the part of the Grantee constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Corporation or a Subsidiary.
(vi) Any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Corporation or any Subsidiary unless the Grantee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation.
     8. The Grantee hereby acknowledges that federal and state income, payroll or other applicable taxes may apply with respect to this grant. If the Corporation determines, in its sole discretion, that withholding is required, the Grantee agrees by the acceptance of this grant that such withholding may be accomplished through withholding from the cash compensation due to the Grantee from the Corporation an amount sufficient to satisfy the full withholding obligation. If withholding pursuant to the foregoing sentence is insufficient (in the sole judgment of the Corporation) to satisfy the full withholding obligation, the Grantee agrees that either (a) the Grantee will pay over to the Corporation the amount of cash necessary to satisfy such remaining withholding obligation by the time thereafter specified in writing by the Corporation, or (b) the Corporation may retain such number of the shares covered by this grant as shall be equal in value to the amount of the remaining withholding obligation. The Grantee may elect that all or any part of such withholding requirement be satisfied by retention by the Corporation of a portion of the Restricted Shares delivered to the Grantee. In no event, however, shall the Corporation accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, unless otherwise determined by the Board at any time, the Grantee may surrender Common Shares owned for more than 6 months to satisfy any tax obligations resulting from any such transaction.
     9. For purposes of this Agreement, the continuous employ of the Grantee with the Corporation or a Subsidiary shall not be deemed interrupted, and the Grantee shall not be deemed to have ceased to be an associate of the Corporation or any Subsidiary, by reason of the transfer of his or her employment among the Corporation and its Subsidiaries.
     10. Nothing contained in this Agreement shall limit whatever right the Corporation or a Subsidiary might otherwise have to terminate the employment of the Grantee.
     11. This Agreement is subject to the terms and conditions of the Plan. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.
     12. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
     13. This Agreement is made under, and shall be construed in accordance with the internal substantive laws of the State of Ohio.
     The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement and accepts the Restricted Shares granted pursuant to this Agreement on the terms and conditions set forth herein.

Dated:
Grantee
     EXECUTED in the name and on behalf of the Corporation at North Canton, Ohio, as of the _________ day of _________.

DIEBOLD, INCORPORATED

By:	[name of signatory]
[title of signatory]